CCG Reports 3Q12 FFO of $0.19/Dil. Share & 27.1% Increase in Total FFO

– 93.3% Occupancy Across Entire Wholly-Owned Portfolio –
– 43.8% Increase in Student Housing Rental and Service Revenues –
– 6.4% Increase in Same Store NOI –
– Continued Growth with Six Projects Consisting of 3,564 Beds for Delivery in 2013 –
– Provides Update to 2012 Outlook –

Charlotte, NC – October 30, 2012 – Campus Crest Communities, Inc. (NYSE:CCG) (the “Company”), a leading developer, builder, owner and manager of high-quality, resident life focused student housing, today announced results for the three and nine months ended September 30, 2012.

Highlights

•	27.1% increase in quarterly total Funds from Operations (“FFO”) year-over-year

o	$0.19 per diluted share for the third quarter

•	43.8% increase in year-over-year quarterly student housing rental and services revenue

•	Positive gains in wholly-owned same store results:

o	6.4% growth in Net Operating Income (“NOI”) for the quarter and 5.5% year-to-date

o	210bps increase in average quarterly occupancy to 92.0%

•	27 wholly-owned operating properties (excl. 2012 JV acquisitions) at 92.8% occupancy, up 380bps versus a year ago

o	1.7% increase in average rental rates for 2012/2013 academic year

•	Development yields in-line or above internal expectations

o	Six 2011 deliveries achieved average occupancy of 89.3% with an expected weighted average second year yield of 8.0% to 8.4%

▪	Five wholly-owned properties at 91.6% occupancy with expected yields of 8.3% to 8.7%

o	Six 2012 deliveries achieved average occupancy of 87.0% with an expected weighted average first year yield of 9.2% to 9.6%

▪	Five wholly-owned properties at 97.5% occupancy with expected yields of 9.5% to 9.9%

•	22.4% increase in total beds with addition of 3,820 beds from 2012 deliveries

•	Six new properties commence development for opening in 2013/2014 academic year for a total cost of $162.7 million ($82.8 million for wholly-owned and $79.9 million for joint ventures):

o	Fort Collins, CO – Wholly-owned, on campus at Colorado State University

o	Muncie, IN – Wholly-owned at Ball State University

o	Pullman, WA – Wholly-owned at Washington State University

o	Indiana, PA – Joint venture at Indiana University of Pennsylvania

o	Norman, OK – Joint venture at University of Oklahoma

o	State College, PA – Joint venture at Penn State University

•	Purchased remaining interest in two well-leased joint venture assets with proceeds from July 2012 common stock offering

Financial Results for the Three and Nine Months Ended September 30, 2012

For the three and nine months ended September 30, 2012, FFO and Funds from Operations Adjusted (“FFOA”) are shown in the table below.

FFO/FFOA

	Three Months Ended September 30,
		Per share -		Per share -
($mm, except per share)	2012	diluted	2011	diluted
FFO	$7.4	$0.19	$5.9	$0.19
FFOA	$7.4	$0.19	$5.9	$0.19

	Nine Months Ended September 30,
		Per share -		Per share -
($mm, except per share)	2012	diluted	2011	diluted
FFO	$17.7	$0.52	$16.1	$0.52
Write-Off of Unamortized Deferred Financing Fees	0.9	0.03	—	—
Elimination of Change in Fair Value of Int. Rate Derivatives	—	—	(0.3)	(0.01)
FFOA	$18.6	$0.55	$15.8	$0.51

A reconciliation of net income (loss) to FFO and FFOA can be found at the end of this release.

For the quarter ended September 30, 2012, the Company reported total revenues of $34.5 million and net income attributable to common stockholders of $7.8 million, compared to $20.4 million and $0.4 million, respectively, in the same period in 2011.

“We are pleased to post strong results for another quarter. Our people-focused investments and initiatives are continuing to positively impact our Company. This is clearly seen in our occupancy, rates, margin and NOI, but perhaps not as obvious is the energy, morale and quality of our hard working associates,” commented Ted W. Rollins, Co-Chairman and Chief Executive Officer of Campus Crest. “Our vertically integrated platform enabled our teams to deliver six new properties and an expansion of an existing property at occupancies that result in our investments achieving or exceeding our yield targets. Additionally, we expect the properties we delivered in the third quarter of 2011 to achieve our occupancy and related yield targets for a second year of operations. As we begin our third year as a public REIT, we continue to focus on improving operations and growing our footprint, while maintaining a conservative capital structure and making a meaningful impact with our environmental and social initiatives.”

Operating Results

For the three and nine months ended September 30, 2012, results for wholly-owned same store properties were as follows:

Same Store Results

	Three Months Ended September 30,			Nine Months Ended September 30,
($mm)	2012	2011	% Change	2012	2011	% Change

Number of Assets	21	21		21	21
Number of Beds	10,528	10,528		10,528	10,528
Occupancy	92.0%	89.9%	2.1%	91.5%	89.3%	2.2%
Total Revenues	$14.5	$13.8	5.0%	$42.9	$40.9	4.8%
NOI	$7.5	$7.1	6.4%	$22.6	$21.4	5.5%
NOI Margin	51.8%	51.1%	0.7%	52.6%	52.3%	0.3%

The improvement in same-store NOI was driven by higher occupancy and increased rental rates partially offset by higher operating expenses.

NOI margin is calculated by dividing NOI for the period by total student housing rental and services revenues for the period. A reconciliation of net income (loss) to NOI can be found at the end of this release. In addition, details regarding same store NOI and calculations thereof may be found in the Supplemental Analyst Package.

Portfolio & Leasing Update

As of September 30, 2012, the Company owned interests in 39 operating properties with 20,884 beds. The portfolio overview and 2012/2013 occupancy status is outlined in the table below:

Portfolio Overview

				2012-2013 Leases		2011-2012 Leases		Rental Rate
Property	Properties	Units	Beds	Signed [1]	%	Signed [1]	%	Increase [2]

Wholly-Owned - Operating	27	5,156	13,884	12,889	92.8%	12,351	89.0%	1.7%

Wholly-Owned - Operating Acquisitions in 2012	2	408	1,088	996	91.5%	1,070	98.3%	1.3%

Joint Venture - Operating	4	760	2,092	1,700	81.3%	1,735	82.9%	2.8%

Sub Total All Operating Properties	33	6,324	17,064	15,585	91.3%	15,156	88.8%	1.8%

Wholly-Owned - 2012 Deliveries [3]	3	684	1,964	1,915	97.5%	0	0.0%	n/a

Joint Venture - 2012 Deliveries	3	662	1,856	1,407	75.8%	0	0.0%	n/a

Sub Total 2012 Deliveries	6	1,346	3,820	3,322	87.0%	0	0.0%	n/a

Total Portfolio	39	7,670	20,884	18,907	90.5%	15,156	88.8%	1.8%

Wholly-Owned Portfolio	32	6,248	16,936	15,800	93.3%	13,421	89.6%	1.6%

[1]	As of September 30, 2012 and September 30, 2011, respectively.
[2]	Rental revenue per occupied bed growth for the 2012-2013 academic year over the 2011-2012 academic year.
[3]	Includes a 160 bed expansion at Nacogdoches that is not counted as a separate property.

All 39 properties were built, or are being built or renovated, by the Company or its predecessor. The median distance to campus of the portfolio is 0.5 miles with an average age of 3.1 years as of September 30, 2012.

Development and Acquisition Activity

Wholly-Owned and Joint Venture Development

The Company delivered its 2012/2013 academic year projects, with a total cost of $162.9 million, in the third quarter. Details of these developments are as follows:

2012/2013 Academic Year Developments

Project	Ownership	University Served	Total Enrollment[1]	Miles to Campus	Units	New & Ph. II Beds	Total Beds[2]	Est. Cost ($mm)
Wholly-Owned
The Grove at Auburn	100.0%	Auburn University	25,469	0.1	216	600	600	$26.3

The Grove at Flagstaff	100.0%	Northern Arizona University	17,761	0.3	216	584	584	33.1

The Grove at Nacogdoches - Phase II	100.0%	Stephen F. Austin State Univ.	12,903	0.4	64	160	682	6.2

The Grove at Orono	100.0%	University of Maine	11,168	0.5	188	620	620	25.3

Average/Median/Sub Total[3]			16,825	0.4	684	1,964	2,486	$90.9

Joint Venture[4]
The Grove at Fayetteville	10.0%	University of Arkansas	23,199	0.5	232	632	632	$26.5

The Grove at Laramie	10.0%	University of Wyoming	10,568	0.3	224	612	612	24.8

The Grove at Stillwater[5]	10.0%	Oklahoma State University	22,411	0.8	206	612	612	20.7

Average/Median/Sub Total[3]			18,726	0.5	662	1,856	1,856	$72.0

Average/Median/Total[3]			17,640	0.4	1,346	3,820	4,342	$162.9

[1]	All data is from school websites as of fall 2011.
[2]	Represents existng beds at a property plus New & Phase II beds.
[3]	Total Enrollment is an average, Miles to Campus is the median, while others are totals.
[4]	The Company owns a 10.0% interest in the joint venture communities, with Harrison Street Real Estate owning the balance.
[5]	Acquisition of existing community with 138 units and 384 beds. New development adds 68 units and 228 beds.

The Company also plans to deliver six 2013/2014 academic year projects in the third quarter of 2013.  It has commenced development on the six projects, which have total estimated projects costs of $162.7 million.  The three wholly-owned projects have total estimated project costs of $82.8 million, while the three joint venture projects have total estimated project costs of $79.9 million.  The Company will own 20.0% of the joint venture projects being developed with Harrison Street Real Estate (“HSRE”).  Details of these developments are as follows:

2013/2014 Academic Year Developments

Project	Ownership	University Served	Total Enrollment[1]	Miles to Campus	Units	Total Beds	Est. Cost ($mm)
Wholly-Owned
The Grove at Ft. Collins[2]	100.0%	Colorado State University	26,735	On Campus	218	612	$31.8

The Grove at Muncie[2]	100.0%	Ball State University	18,241	0.1	216	584	24.3

The Grove at Pullman	100.0%	Washington State University	19,255	0.0	216	584	26.7

Average/Median/Sub Total[3]			21,410	0.0	650	1,780	$82.8

Joint Venture[4]
The Grove at Indiana	20.0%	Indiana University of Pennsylvania	15,132	0.6	224	600	26.6

The Grove at State College	20.0%	Penn State University	45,628	0.8	216	584	26.9

The Grove at Norman[2]	20.0%	University of Oklahoma	23,850	0.6	224	600	$26.4

Average/Median/Sub Total[3]			28,203	0.6	664	1,784	$79.9

Average/Median/Total[3]			24,807	0.3	1,314	3,564	$162.7

[1]	All data is from school websites as of fall 2011.
[2]	Previously disclosed by the Company.

[3]	Total Enrollment is an average, Miles to Campus is the median, while others are totals.
[4]	The Company owns a 20.0% interest in the joint venture projects, with Harrison Street Real Estate owning the balance. Total gross fees to the Company for the joint venture projects are approximately $8.1 million, of which $1.6 million has been earned through September 30, 2012.

Select highlights for the 2013/2014 academic year projects include:

•	The Grove at Ft. Collins: Located on land owned by Colorado State University, the property is the first fully-amenitized housing option on campus and marks the Company’s most recent on campus venture.

•	The Grove at Muncie: Situated 0.1 miles from campus, the community provides convenient, pedestrian friendly access to Ball State University.

•	The Grove at Pullman: Located on a visible parcel of land adjacent to campus, this project will offer the only full-service student housing option to the Washington State University campus that just set a new fall enrollment record of 19,255 students.

•	The Grove at Indiana: Located just 0.6 miles from campus, this new community will be the first student housing option in the market that provides lifestyle-focused management and resort-style amenities to the student population of Indiana University of Pennsylvania. With an enrollment of 15,132, the university has broken previous enrollment records for the fourth consecutive year.

•	The Grove at Norman: Located 0.6 miles from campus, the property provides high visibility and easy access to the University of Oklahoma campus, in a market with favorable supply and demand characteristics.

•	The Grove at State College: Located 0.8 miles from campus and overlooking the football stadium, this community will be very visible and conveniently located for the Penn State University student body. The project includes pedestrian-friendly access that makes it very convenient to campus.

Acquisitions

On July 6, 2012, the Company closed on the purchase of the remaining 50.1% interest in The Grove at Moscow, and the remaining 80.0% interest in The Grove at Valdosta, owned by its joint venture partner, HSRE. The Company utilized approximately $43.5 million of proceeds from the common equity offering that closed in July 2012 to fund the $16.2 million purchase price and retire $27.3 million of mortgage indebtedness secured by the properties.

As a result of the acquisitions, the Company recognized a non-cash gain of $6.6 million in the third quarter of 2012. This can be seen in the reconciliation of net income (loss) to FFO and FFOA found at the end of this release.

Balance Sheet and Capital Markets

The Company actively manages its balance sheet and looks to opportunistically access capital to fund growth and maintain a conservative capital structure. Details of the capital structure and the outstanding debt as of September 30, 2012 follow:

CAMPUS CREST COMMUNITIES

CAPITAL STRUCTURE AS OF SEPTEMBER 30, 2012
(in $000s, except per share data)

Capital Structure and Debt Summary

($000s)

Closing common stock price at September 28, 2012		$10.80

Common stock		37,672
Operating partnership units		336
Restricted stock		552
Total shares and units outstanding		38,560

Total equity market value		$416,448
Total preferred equity outstanding		57,500
Total consolidated debt outstanding		276,486
Total market capitalization		$750,434

Debt to total market capitalization		36.8%
Debt to gross assets[1]		35.9%

		Weighted	Average
	Principal	Average	Years to
Wholly-Owned Debt[2]	Outstanding	Interest Rate	Maturity

Fixed rate mortgage loans	$148,890	5.07%	6.2
Variable rate mortgage and construction loans	67,722	2.92%	1.2
Variable rate credit facility	56,500	2.49%	1.9
Other debt, fixed rate	3,374	3.67%	14.4

Total/Weighted Average	$276,486	4.00%	4.2

[1]	Gross assets is defined as total assets plus accumulated depreciation, as reported in the Company's September 30, 2012 condensed consolidated balance sheet.
[2]	Excludes joint venture debt of $34.1 million, of which the Company is 49.9% owner, $17.0 million, of which the Company is 20.0% owner, and $40.8 million, of which the Company is a 10.0% owner. The Company is the guarantor of these loans.

On July 2, 2012, the Company closed an underwritten public offering of 7,475,000 shares of its common stock, including 975,000 shares issued and sold pursuant to the full exercise of the underwriters' option to purchase additional shares. The shares were issued at a public offering price of $10.10 per share, for net proceeds of approximately $72.2 million, after deducting the underwriting discount and other net estimated offering costs. The Company used a majority of the net proceeds from this offering for the joint venture acquisition (The Grove at Moscow and The Grove at Valdosta) discussed above, and used the remaining proceeds to reduce borrowings outstanding under the Company's revolving credit facility and for general corporate purposes.

The Company is currently negotiating an amendment to its variable rate unsecured credit facility. It has received approximately $250 million in commitments and expects to close the amended facility in early 2013. The amended facility is anticipated to have improved pricing, a four-year term plus an additional one year extension option (upon satisfaction of conditions), a $50.0 million term loan component and an accordion feature that can increase the size of the facility to approximately $600.0 million (upon satisfaction of conditions). The Company plans to contribute The Grove at Huntsville, The Grove at Moscow and The Grove at Valdosta to the unencumbered pool of the credit facility. The proposed amendment to the credit facility is subject to definitive documentation; accordingly, the Company can make no assurance that the credit facility will be amended as expected or at all.

Dividends

On September 12, 2012, the Company declared a third quarter dividend of $0.16 per common share and operating partnership unit, equating to $0.64 per common share and operating partnership unit on an annualized basis. The dividend was paid on October 10, 2012 to shareholders of record as of September 26, 2012. Based on the September 28, 2012 closing stock price of $10.80, the annualized dividend yield is 5.9%. Additionally, the quarterly dividend represents an 84.2% payout of third quarter FFO of $0.19 per diluted share.

The Company also declared a third quarter dividend of $0.50 per share of Series A Preferred Stock. The dividend was paid on October 15, 2012, to shareholders of record as of September 26, 2012.

2012 Outlook Update

The Company is tightening its guidance range for full year 2012 FFO from $0.71 to $0.77 per fully diluted share to $0.73 to $0.75 based on the following assumptions, which reflect the results for the first three quarters of 2012 and management’s current estimates for the fourth quarter:

•	Wholly-owned NOI (inclusive of 21 same store assets, four 2011 deliveries and joint ventures acquired in the last 12 months – The Grove at Huntsville, The Grove at Statesboro, The Grove at Moscow and The Grove at Valdosta) of $41.5 to $42.5 million

•	Expected weighted average development yields of 9.2% to 9.6% on 2012/2013 academic year deliveries

•	FFO contribution from JV properties of $2.0 to $2.2 million including 2012 deliveries

•	Net development, construction and management services fees of $3.3 to $3.5 million

•	General and administrative expense of $8.6 to $8.8 million

•	Interest expense of $10.9 to $11.1 million

•	Weighted average fully diluted shares/units outstanding of 35.2 million

As previously disclosed, this excludes the non-cash charge of approximately $960,000 in the first quarter related to the write-off of unamortized deferred financing fees associated with construction debt paid-off in connection with the February 2012 preferred equity offering.

Conference Call Details

The Company will host a conference call on Wednesday, October 31, 2012, at 9:00 a.m. (Eastern Time) to discuss the financial results.

The call can be accessed live over the phone by dialing 877-941-1428, or for international callers, 480-629-9665. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The pin number for the replay is 4573725. The replay will be available until November 7, 2012.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at http://investors.campuscrest.com/. A recording of the call will also be available on the Company's website following the call.

Supplemental Schedules

The Company has published a Supplemental Analyst Package in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found under the “Earnings Center” tab in the Investor Relations section of the Company’s web site at http://investors.campuscrest.com/.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading developer, builder, owner and manager of high-quality, resident life focused student housing properties located close to college campuses in targeted U.S. markets. The Company is a self-managed, self-administered and vertically-integrated real estate investment trust which operates all of its properties under The Grove® brand. The Company owns interests in 39 operating student housing properties containing approximately 7,670 apartment units and 20,884 beds. The Company plans to deliver six projects containing approximately 1,314 units and 3,564 beds in the third quarter of 2013. Since its inception, the Company has focused on customer service, privacy, on-site amenities and its proprietary residence life programs to provide college students across the United States with a higher quality of living. Additional information can be found on the Company's website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, statements in the terms and timing of the amendment to the Company’s revolving credit facility, the performance of properties in occupancy and yield targets, outlook for FFO, growth and development opportunities, leasing activities, financing strategies, and development and construction projects. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Contact:

Thomas Nielsen

Investor Relations

(704) 496-2571

Investor.Relations@CampusCrest.com

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in $000s)

	September 30,	December 31,
	2012	2011

Assets
Investment in real estate, net:
Student housing properties	$667,182	$512,227
Accumulated depreciation	(91,680)	(76,164)
Development in process	33,558	45,278
Investment in real estate, net	609,060	481,341
Investment in unconsolidated entities	18,594	21,052
Cash and cash equivalents	15,984	10,735
Restricted cash	4,371	2,495
Student receivables, net	2,050	1,259
Cost and earnings in excess of construction billings	17,047	10,556
Other assets, net	12,112	12,819
Total assets	$679,218	$540,257

Liabilities and equity
Liabilities:
Mortgage and construction notes payable	$216,612	$186,914
Line of credit and other debt	59,874	82,052
Accounts payable and accrued expenses	39,952	30,650
Construction billings in excess of cost and earnings	135	165
Other liabilities	13,274	9,341
Total liabilities	329,847	309,122
Equity:
Preferred stock	$23	$0
Common stock	386	307
Additional common and preferred paid-in capital	376,795	248,599
Accumulated deficit and distributions	(31,988)	(21,410)
Accumulated other comprehensive loss	(168)	(387)
Total stockholders' equity	345,048	227,109
Noncontrolling interests	4,323	4,026
Total equity	349,371	231,135
Total liabilities and equity	$679,218	$540,257

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in $000s, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012[1]	2011	$ Change	2012[1]	2011	$ Change

Revenues:
Student housing rental	$21,449	$14,883	$6,566	$57,160	$41,054	$16,106
Student housing services	934	686	248	2,430	1,662	768
Development, construction and management services	12,103	4,827	7,276	43,162	26,444	16,718
Total revenues	34,486	20,396	14,090	102,752	69,160	33,592
Operating expenses:
Student housing operations	10,123	7,234	2,889	27,631	20,001	7,630
Development, construction and management services	11,374	4,393	6,981	40,260	24,229	16,031
General and administrative	1,972	1,253	719	6,517	4,923	1,594
Ground leases	54	52	2	163	156	7
Depreciation and amortization	5,799	4,873	926	17,528	15,239	2,289
Total operating expenses	29,322	17,805	11,517	92,099	64,548	27,551
Equity in earnings (loss) of unconsolidated entities	86	(233)	319	283	(759)	1,042
Operating income	5,250	2,358	2,892	10,936	3,853	7,083
Nonoperating income (expense):
Interest expense[2]	(2,623)	(1,922)	(701)	(8,395)	(4,657)	(3,738)
Change in fair value of interest rate derivatives	(57)	(22)	(35)	(160)	315	(475)
Other income (expense)[3]	6,554	42	6,512	6,479	87	6,392
Total nonoperating income (expense)	3,874	(1,902)	5,776	(2,076)	(4,255)	2,179
Net income (loss) before income tax expense	9,124	456	8,668	8,860	(402)	9,262
Income tax expense	(74)	(42)	(32)	(330)	(299)	(31)
Net income (loss)	9,050	414	8,636	8,530	(701)	9,231
Net (income) loss attributable to noncontrolling interests	(61)	(6)	(55)	(38)	(1)	(37)
Dividends on preferred stock	(1,150)	—	(1,150)	(2,964)	—	(2,964)
Net income (loss) attributable to common stockholders	$7,839	$408	$7,431	$5,528	($702)	$6,230

Net income (loss) per share attributable to common stockholders - Basic and Diluted:	$0.20	$0.01		$0.16	($0.02)

Weighted average common shares outstanding:
Basic	38,479	30,724		33,514	30,717
Diluted	38,915	31,160		33,950	30,717

[1]	Includes consolidated results from the operations at The Grove at Huntsville, The Grove at Statesboro, The Grove at Moscow and The Grove at Valdosta which were included in equity in earnings (loss) of unconsolidated entities prior to the Company's acquisition of its joint venture partner's interest. The Grove at Huntsville and The Grove at Statesboro closed December 29, 2011, and The Grove at Moscow and The Grove at Valdosta closed July 6, 2012.
[2]	Includes an approximate $960 non-cash charge for the nine months ended September 30, 2012 related to the write-off of unamortized deferred financing fees associated with construction debt paid-off using proceeds from the February 2012 preferred equity offering.
[3]	Includes a $6,554 gain from the purchase of our joint venture partner's interest in The Grove at Valdosta and The Grove at Moscow for the three and nine months ended September 30, 2012.

CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS ("FFO") and NET OPERATING INCOME ("NOI") (unaudited)
(in $000s, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012[1]	2011	$ Change	2012[1]	2011	$ Change

Net income (loss) attributable to common stockholders	$7,839	$408	$7,431	$5,528	$(702)	$6,230
Net income (loss) attributable to noncontrolling interests	61	6	55	38	1	37
Gain on purchase of joint venture properties[3]	(6,554)	—	(6,554)	(6,554)	—	(6,554)
Real estate related depreciation and amortization	5,726	4,809	917	17,319	15,054	2,265
Real estate related depreciation and amortization -
unconsolidated entities	366	627	(261)	1,353	1,786	(433)
FFO available to common shares and OP units[2]	$7,438	$5,850	$1,588	$17,684	$16,139	$1,545
Elimination of the non-cash portion of the change
in the fair value of unhedged derivatives	—	—	—	—	(337)	337
Elimination of non-cash charge from the write-off of
unamortized deferred financing fees	—	—	—	960	—	960
Funds from operations adjusted (FFOA) available to common shares and OP units	$7,438	$5,850	$1,588	$18,644	$15,802	$2,842

FFO per share - diluted[2]	$0.19	$0.19	$0.00	$0.52	$0.52	$0.00
FFOA per share - diluted	$0.19	$0.19	$0.00	$0.55	$0.51	$0.04
Weighted average common shares and OP units outstanding - diluted	38,915	31,160		33,950	31,152

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012[1]	2011	2012[1]	2011

Net income (loss) attributable to common stockholders	$7,839	$408	$5,528	($702)
Net income (loss) attributable to noncontrolling interests	61	6	38	1
Preferred stock dividends	1,150	—	2,964	—
Income tax expense	74	42	330	299
Other (income) expense	(6,554)	(42)	(6,479)	(87)
Change in fair value of interest rate derivatives	57	22	160	(315)
Interest expense	2,623	1,922	8,395	4,657
Equity in (earnings) loss of unconsolidated entities	(86)	233	(283)	759
Depreciation and amortization	5,799	4,873	17,528	15,239
Ground lease expense	54	52	163	156
General and administrative expense	1,972	1,253	6,517	4,923
Development, construction and management services expenses	11,374	4,393	40,260	24,229
Development, construction and management services revenues	(12,103)	(4,827)	(43,162)	(26,444)
Total NOI	$12,260	$8,335	$31,959	$22,715
Same store properties NOI	$7,517	$7,062	$22,587	$21,418
New properties NOI	$4,743	$1,273	$9,372	$1,297

[1]	Includes consolidated results from the operations at The Grove at Huntsville, The Grove at Statesboro, The Grove at Moscow and The Grove at Valdosta which were included in equity in earnings (loss) of unconsolidated entities prior to the Company's acquisition of its joint venture partner's interest. The Grove at Huntsville and The Grove at Statesboro closed December 29, 2011, and The Grove at Moscow and The Grove at Valdosta closed July 6, 2012.

[2]	Includes an approximate $960 non-cash charge for the nine months ended September 30, 2012 related to the write-off of unamortized deferred financing fees associated with construction debt paid-off using proceeds from the February 2012 preferred equity offering.

[3]	Includes a $6,554 gain from the purchase of our joint venture partner's interest in The Grove at Valdosta and The Grove at Moscow for the three and nine months ended September 30, 2012.

Non-GAAP Financial Measures

FFO and FFOA

FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, in October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the change in fair value of interest rate derivatives and non-cash charges from the write-off of unamortized deferred financing fees. Excluding these two items adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

NOI

NOI is a non-GAAP financial measure. We calculate NOI by adding back (or subtracting from) to net income (loss) the following expenses or charges: income tax expense, interest expense, equity in earnings (loss) of unconsolidated entities, preferred stock dividends, depreciation and amortization, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net income (loss), adjusted for add backs of expenses or charges: other income, change in fair value of interest rate derivatives and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.

NOI excludes multiple components of net income (loss) (computed in accordance with U.S. GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.